UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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EXACT SCIENCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of EXACT Sciences Corporation to be held at 10:00 a.m., local time, on Friday, July 20, 2007, at the offices of Goodwin Procter LLP, our outside legal counsel, located at Exchange Place, 53 State Street, Boston, Massachusetts 02109.

We look forward to your attending either in person or by proxy. At the annual meeting, you will be asked to elect two Class I directors for three-year terms and to ratify the selection of our independent accountants. The Board of Directors unanimously recommends that you vote FOR each of these proposals. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Please give this material your careful attention.

Enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card. Your vote is important and I hope that you will vote as soon as possible by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope.

Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you so desire, you can withdraw your proxy and vote in person at the annual meeting. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

Very truly yours,

DON M. HARDISON
President and Chief Executive Officer

EXACT SCIENCES CORPORATION
100 Campus Drive
Marlborough, Massachusetts 01752
(508) 683-1200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 20, 2007

To the Stockholders of EXACT Sciences Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of EXACT Sciences Corporation, a Delaware corporation, will be held on July 20, 2007, at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, our outside legal counsel, located at Exchange Place, 53 State Street, Boston, Massachusetts 02109, for the following purposes:

1.                To elect two members of the Board of Directors to serve for three year terms as Class I directors, each such director to serve for such term and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal.

2.                To ratify the selection of the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

3.                To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on May 22, 2007, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

DON M. HARDISON
President and Chief Executive Officer
Boston, Massachusetts
April 27, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

IN ACCORDANCE WITH SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING OF STOCKHOLDERS WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

EXACT SCIENCES CORPORATION
100 Campus Drive
Marlborough, Massachusetts 01752

PROXY STATEMENT
April 27, 2007

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders of EXACT Sciences Corporation, a Delaware corporation (the “Company” or “EXACT”) to be held at the offices of Goodwin Procter LLP, our outside legal counsel, located at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on July 20, 2007, at 10:00 a.m., local time, and any adjournments or postponements thereof. Our 2006 Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2006, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the accompanying notice and form of proxy is expected to be first sent or given to stockholders on or about May 24, 2007.

The record date for the determination of stockholders entitled to notice of and to vote at the annual meeting has been fixed by our Board of Directors as the close of business on May 22, 2007. Holders of our common stock are entitled to cast one vote for each share held of record at the close of business on May 22, 2007 on each matter submitted to a vote at the annual meeting. As of April 20, 2007, 26,843,543 shares of the Company’s common stock were outstanding.

Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the annual meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the annual meeting, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). If a stockholder is not attending the annual meeting, any proxy or notice of revocation should be returned to the Secretary of the Company at the above address in time for receipt no later than the close of business on the day preceding the annual meeting.

A majority in interest of the outstanding shares of our common stock entitled to vote and represented at the annual meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote and voting on the matter at the annual meeting. On all other matters that may be submitted to stockholders, an affirmative vote of at least a majority of the shares present, or represented by proxy, entitled to vote and voting at the annual meeting is required for approval. Broker “non-votes” on any matter shall be deemed not to have been voted on such matter. The vote on each matter submitted to stockholders is tabulated separately.

The persons named as attorneys-in-fact in the proxy, Don M. Hardison and Jeffrey R. Luber, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. With respect to the election of directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee’s name in the space provided on the proxy. Where a proxy is properly signed and returned without indicating any voting instructions regarding the foregoing matters, the shares represented by the proxy will be voted FOR the proposal.

The Board of Directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 20, 2007 by:

•       each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•       each named executive officer in the Summary Compensation Table below;

•       each of our directors;

•       each person nominated to become director; and

•       all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o EXACT Sciences Corporation, 100 Campus Drive, Marlborough, Massachusetts 01752. To our knowledge, and subject to applicable community property laws, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses  or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to options or warrants which may be exercised within 60 days after April 20, 2007 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of April 20, 2007 is based upon 26,843,543 shares outstanding.

				Total
			Number of	Shares	Percent of
	Number of		Shares	Beneficially	Common Stock
Name and Address of Beneficial Owner	Issued Shares		Issuable(1)	Owned	Outstanding
The TCW Group, Inc.(2)	2,717,376		—	2,717,376	10.12%
Paloma International L.P.(3)	2,240,696		—	2,240,696	8.35%
Intrinsic Value Asset Management(4)	2,346,000		—	2,346,000	8.74%
One Liberty Fund Entities(5)	1,202,787		—	1,202,787	4.48%
Edwin M. Kania Jr.(6)	1,289,607		77,499	1,367,106	5.08%
Don M. Hardison(7)	250,520		788,058	1,038,578	3.76%
Jeffrey R. Luber	3,172	(8)	234,442	237,614	*
Harry W. Wilcox, III(9)	8,424	(10)	92,220	100,644	*
Charles R. Carelli, Jr.	3,172	(8)	55,831	59,003	*
Sally W. Crawford	55,626		77,499	133,125	*
Lance Willsey, MD	9,591		72,499	82,090	*
Connie Mack, III	11,591		72,499	84,090	*
Patrick J. Zenner	—		67,499	67,499	*
All executive officers, directors and director nominees as a group (8 persons)	1,623,279		1,445,826	3,069,105	10.85%

*                    Indicates ownership of less than 1%.

(1)          Represents shares of our common stock issuable pursuant to options which may be exercised on or before June 19, 2007, which is 60 days after April 20, 2007.

(2)          Includes 2,717,376 shares for which the TCW Business Unit (defined below) has shared dispositive power, and 1,425,680 shares for which the TCW Business Unit has shared voting power. Various persons other than the TCW Business Unit have the right to receive or the power to direct the receipt of dividends from, of the proceeds from the sale of, our shares of common stock. TCW Group, Inc., or TCW, together with its direct and indirect subsidiaries collectively constitute The TCW Group, Inc. business unit, or the TCW Business Unit. The TCW Business Unit is primarily engaged in the provision of investment management services. As of July 6, 2001, the ultimate parent company of TCW is Societe Generale, S.A., or SG. The principal business of SG is acting as a holding company for a global financial services group, which includes certain distinct specialized business units that are independently operated, including the TCW Business Unit. SG may be deemed ultimately to control TCW and the TCW Business Unit. SG disclaims beneficial ownership of the shares owned by the TCW Business Unit. The address of TCW is 865 South Figueroa Street, Los Angeles, California 90017. This information has been obtained solely from a Schedule 13G filed by TCW, on behalf of the TWC Business Unit, with the SEC on February 14, 2007, and all such information, including the percentage of common stock beneficially owned, is as of December 31, 2006.

(3)          Consists of 2,240,696 shares beneficially owned by Paloma International L.P., or Paloma, through its wholly-owned subsidiary, Sunrise Partners Limited Partnership. Paloma, MAK Capital One L.L.C., Donald S. Sussman and Michael A. Kaufman have shared dispositive power and shared voting power with respect to all 2,240,696 shares. Mr. Kaufman also has shared dispositive power and shared voting power with respect to 406,206 shares beneficially owned by MAK Capital Fund LP. The address of Paloma International L.P. is Two American Lane, Greenwich, Connecticut 06836. This information has been obtained from a Schedule 13G/A filed by Paloma International L.P. with the Securities and Exchange Commission on February 13, 2007, and all such information, including the percentage of common stock beneficially owned, is as of December 31, 2006.

(4)          Consists of 2,346,000 shares beneficially owned by Intrinsic Value Asset Management, Inc. Intrinsic Value Asset Management, Inc. has sole dispositive power and sole voting power with respect to all 2,346,000 shares. This information has been obtained from a Schedule 13G filed by Intrinsic Value Asset Management, Inc. with the Securities and Exchange Commission on January 3, 2007, and all such information, including the percentage of common stock beneficially owned, is as of December 31, 2006.

(5)          Includes 726,999 shares beneficially owned by OneLiberty Fund III, L.P, of which OneLiberty Partners III, L.P. is the general partner. Also includes 465,096 shares beneficially owned by OneLiberty Fund IV, L.P., of which OneLiberty IV, L.L.C. is the general partner, and 10,692 shares beneficially owned by OneLiberty Advisors Fund IV, L.P. Mr. Kania may be deemed to share voting and investment power with respect to such shares and disclaims any beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of the OneLiberty Fund Entities is 150 Cambridge Park Drive, Cambridge, Massachusetts 02140. One Liberty Fund III, L.P. has pledged 726,999 shares in connection with a secured business demand line of credit note with a commercial bank.

(6)          Includes shares owned by the OneLiberty Fund entities as set forth in Note (5). Mr. Kania is a general partner of OneLiberty Partners III, L.P. and a general partner of OneLiberty Advisors Fund IV, L.P. Mr. Kania may be deemed to share voting and investment power with respect to such shares and disclaims any beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)          Includes 20,625 shares held by the Donnie M. Hardison, III Irrevocable Trust—2000 and 20,625 shares held by the John C. Hardison Irrevocable Trust—2000 for the benefit of certain members of Mr. Hardison’s family. Mr. Hardison disclaims beneficial ownership of such shares. Also includes

4,079 shares of our common stock held in the EXACT Sciences Fund under our tax-qualified 401(k) retirement saving plan.

(8)          Represents shares held in the EXACT Sciences Fund under our tax-qualified 401(k) retirement saving plan.

(9)          Harry W. Wilcox, III resigned as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective as of April 28, 2006, and ceased to be an executive officer of the Company as of such date. Mr. Wilcox continued his employment with us in the part-time role of Senior Vice President of Corporate Development until October 20, 2006, at which time he became a consultant to us.

(10) Includes 4,345 shares held by Mr. Wilcox and 4,079 shares of our common stock in the EXACT Sciences Fund under our tax-qualified 401(k) retirement saving plan.

Our policy governing transactions in our securities by directors, officers and employees permits our directors, officers and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, known as the Exchange Act. We anticipate that, as permitted by Rule 10b5-1 and our policy governing transactions in our securities, some or all of our officers, directors and employees may establish trading plans in the future. We intend to disclose the names of our executive officers and directors who have a trading plan in effect in compliance with Rule 10b5-1 and the requirements of our policy governing transactions in our securities in our future quarterly and annual reports on Form 10-Q and 10-K filed with the SEC. However, we undertake no obligation to update or revise the information provided herein, including for the revision or termination of an established trading plan, other than in such quarterly and annual reports.

PROPOSAL I
ELECTION OF DIRECTORS

Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board of Directors has nominated and recommended Messrs. Don M. Hardison and Connie Mack, III for election to the Board of Directors as Class I directors. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee (by writing that individual director’s name where indicated on the proxy) will be voted FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the annual meeting and continuing directors and, for each director whose term of office will extend beyond the annual meeting, the year such nominee or director was first elected as a director, the positions currently held by the nominees and each director with us, the year each nominee’s or director’s current term will expire and the current class of director of each nominee and each director.

Nominee’s or Director’s Name and Year First Became Director	Position with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class I Directors:
Don M. Hardison	President, Chief Executive	2007	I
2000	Officer and Director
Connie Mack, III	Director	2007	I
2001
Continuing Directors:
Sally W. Crawford	Chairperson and Director	2009	III
1999
Edwin M. Kania, Jr.	Director	2009	III
1995
Lance Willsey, MD	Director	2008	II
2000
Patrick J. Zenner	Director	2008	II
2003

OCCUPATIONS OF DIRECTORS, THE NOMINEES FOR DIRECTOR AND OFFICERS

Set forth below is information relating to the directors, the nominees for director and executive officers of EXACT Sciences Corporation:

Name	Age	Position
Don M. Hardison	56	President, Chief Executive Officer and Class I Director
Jeffrey R. Luber	40	Senior Vice President, Chief Financial Officer, Treasurer, General Counsel and Secretary
Charles R. Carelli, Jr.	36	Vice President Finance
Sally W. Crawford(1)(3)	53	Chairperson and Class III Director
Edwin M. Kania, Jr.(2)(3)	49	Class III Director
Connie Mack, III(1)	66	Class I Director
Lance Willsey, MD(1)(2)(3)	45	Class II Director
Patrick J. Zenner(2)	60	Class II Director

(1)          Member of the Corporate Governance and Nominating Committee

(2)          Member of the Compensation Committee

(3)          Member of the Audit Committee

Don M. Hardison, age 56, has served as President, Chief Executive Officer and Director since June 2001 and as President and Director from May 2000 to June 2001. From August 1998 to April 2000, Mr. Hardison was Managing Partner for Siebel Systems, Inc. From January 1996 to February 1998, Mr. Hardison was Senior Vice President of Sales and Marketing for Quest Diagnostics Inc. From April 1978 to December 1995, Mr. Hardison held various positions at SmithKline Beecham Corporation, most recently as Vice President of Sales and Marketing for SmithKline Beecham Clinical Laboratories. Mr. Hardison also serves on the board of directors of Valeo Medical, Inc. Mr. Hardison has an AB in political science from the University of North Carolina, Chapel Hill.

Jeffrey R. Luber, age 40, has served as Senior Vice President, Chief Financial Officer and Treasurer since April 28, 2006 and as General Counsel and Secretary since November 2002. From February 2000 to November 2002, Mr. Luber served as Vice President of Finance and Administration, Legal Counsel and Secretary for Kaon Interactive Inc. From March 1999 to February 2000, Mr. Luber was General Counsel for Community Rehab Centers, a private outpatient physical therapy company with operations in several states. From December 1996 to March 1999, Mr. Luber was employed by Concentra Managed Care, Inc., a publicly-traded nationwide provider of managed care services, most recently as Assistant Vice President and Associate General Counsel. Mr. Luber received his BS in business administration from Southern Connecticut State University, and his J.D. and M.B.A. from Suffolk University.

Charles R. Carelli, Jr., age 36, was appointed Vice President Finance effective as of April 13, 2006, and served as Controller and principal accounting officer from November 9, 2004 to April 12, 2006. Mr. Carelli served as Controller from August 1999 to April 2004 and as Director of Finance from April 2004 to November 2004 at Alkermes, Inc., a publicly-traded pharmaceutical company. From 1997 to 1999, Mr. Carelli served as Accounting Manager and then Director of Accounting at Creative BioMolecules, Inc., a publicly traded biotechnology company engaged in manufacturing and research using protein therapies. From 1993 to 1997, Mr. Carelli was employed by Deloitte & Touche LLP. Mr. Carelli is a Certified Public Accountant and holds a BA in Accounting from Assumption College.

Sally W. Crawford, age 53, has served as a director since August 1999 and as our Chairperson since January 2006. Ms. Crawford has been an independent healthcare consultant since January 1997. From April 1985 to January 1997, Ms. Crawford served as Chief Operating Officer for Healthsource, Inc., a publicly-traded managed care organization which she co-founded. As Chief Operating Officer of Healthsource, Ms. Crawford was responsible for reviewing and establishing systems for financial reporting. Ms. Crawford also served as the Chief Executive Officer of several subsidiaries of Healthsource, and was responsible for the analysis and oversight of the subsidiaries’ financial reporting. Ms. Crawford is also a director of Chittenden Corp. and Cytyc Corporation. Ms. Crawford holds a BA in English from Smith College and an MS in communications from Boston University.

Edwin M. Kania, Jr., age 49, has served as a director since September 1995. Since 1999, Mr. Kania has been Managing Partner and Chairman of Flagship Ventures, a Boston-based venture capital firm that he co-founded and that also manages funds raised by OneLiberty Ventures. Prior to co-founding Flagship Ventures, Mr. Kania was a General Partner at OneLiberty Ventures. Mr. Kania is also a director of Aspect Medical Systems. Mr. Kania holds a degree in physics from Dartmouth College and an MBA from Harvard Business School.

Connie Mack, III, age 66, has served as a director since June 2001. Since February 2005 Mr. Mack has served as senior policy advisor at King & Spalding LLP. From February 2001 to February 2005 Mr. Mack served as a senior policy advisor at Shaw Pittman LLP. Mr. Mack was first elected to public office as a U.S. Congressman for the 13th district in the State of Florida in 1982. In 1988, he was elected to a six-year term in the U.S. Senate from the State of Florida and was re-elected for a second term in 1994. He did not seek re-election in 2000. Mr. Mack was the Republican Conference Secretary from 1995 to 1997. He was Chairman of the Senate Republican Conference from 1997 to 2001 and Chairman of the Joint Economic Committee from 1999 to 2001. Mr. Mack is also a director of Darden Restaurants Inc., Genzyme Corporation, Moody’s Corporation, Mutual of America Life Insurance Company and Spirit Aero Systems Inc. Mr. Mack holds a BS in Business Administration from the University of Florida.

Lance Willsey, MD, age 45, has served as a director since May 2000. Dr. Willsey was a founding partner of DCF Capital from July 1998 to April 2002. From July 1997 to July 1998, Dr. Willsey served on the Staff Department of Urologic Oncology at Dana Farber Cancer Institute at Harvard University School of Medicine. From July 1996 to July 1997, Dr. Willsey served on the Staff Department of Urology at Massachusetts General Hospital at Harvard University School of Medicine, where he was also a urology resident from July 1992 to July 1996. Dr. Willsey is also a director of Exelixis, Inc. Dr. Willsey holds a BS in physiology from Michigan State University and an MS in biology and an MD from Wayne State University.

Patrick J. Zenner, age 60, has served as a director since March 2003. In January 2001, Mr. Zenner retired from Hoffmann-La Roche Inc., North America, the prescription drug unit of the Roche Group, a leading research-based health care enterprise, where he served as President and Chief Executive Officer since 1993. Mr. Zenner joined Hoffman-La Roche Inc. in 1969 and held a number of domestic and international management positions at the company prior to becoming Chief Executive Officer in 1993. Mr. Zenner also serves as a director of ArQule, Inc., Curagen Corporation, Dendrite International, Inc., Sciele Pharma, Inc., Geron Corporation, West Pharmaceutical Services, Inc. and Xoma Ltd. Mr. Zenner

also served as interim Chief Executive Officer of Curagen Corporation from May 2005 to March 2006. Mr. Zenner holds a BS in business administration from Creighton University and an MBA from Fairleigh Dickinson University and is a Trustee of both universities.

Our executive officers are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our executive officers and directors.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The Board of Directors has determined that each of Sally W. Crawford, Edwin M. Kania, Jr., Lance Willsey, Connie Mack, III and Patrick J. Zenner, comprising five of its six members, is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc., or NASDAQ. Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.

Executive Sessions of Independent Directors

Executive sessions of our independent directors are generally held following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any non-independent directors and are chaired by a Lead Independent Director who is appointed annually by the Board of Directors from our independent directors. Ms. Crawford, our Chairperson, also currently serves as the Lead Independent Director. The Lead Independent Director is also responsible for coordinating the activities of the independent directors. The independent directors of the Board of Directors met in executive session four times in 2006.

Policy Governing Security Holder Communications with the Board of Directors

Any of our security holders who wish to communicate directly with the Board of Directors or an individual member of the Board of Directors may do so by sending such communication by certified mail addressed to the Chairperson of the Board, as a representative of the entire Board of Directors, or to the individual director or directors, in each case, c/o Office of the General Counsel, EXACT Sciences Corporation, 100 Campus Drive, Marlborough, Massachusetts 01752. We will forward any such security holder communication to the Chairperson and/or to the director to whom the communication is addressed on a periodic basis.

Policies Regarding Director Nominations

Director Qualifications

The Corporate Governance and Nominating Committee is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term shareholder interests, personal integrity and sound business judgment. The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our shareholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the Board of

Directors. The Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Corporate Governance and Nominating Committee also recommends candidates for the Board of Directors’ appointment to the standing committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board of Directors. Stockholders, in submitting recommendations to the Corporate Governance and Nominating Committee for director nominee candidates, shall make such recommendation in writing and shall include:

•       the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner;

•       the number of shares of our capital stock of that are owned beneficially and held of record by such stockholder and such beneficial owner;

•       the name of the individual recommended for consideration as a director nominee;

•       why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

•       how the recommended candidate meets applicable independence requirements established by the SEC and NASDAQ;

•       the recommended candidate’s beneficial ownership in our securities;

•       any relationships between the recommended candidate and us which may constitute a conflict of interest; and

•       all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

Nominations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, EXACT Sciences Corporation, 100 Campus Drive, Marlborough, Massachusetts 01752. The Secretary must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (i) the close of business on the 60th day prior to such special meeting or (ii) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives the nomination of a candidate, such candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is to schedule a regular meeting of the Board of Directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at such stockholder meetings. Six board members attended the annual meeting of stockholders held in 2006.

Code of Ethics

In 2003, we adopted a “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended, known as the Securities Act, and the Exchange Act, which applies to all of our directors, officers and employees. The code of ethics is designed to deter wrongdoing and promote:

•       honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•       full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

•       compliance with applicable governmental laws, rules and regulations;

•       the prompt internal reporting of violations of the code to an appropriate person identified in the code of ethics;

•       accountability for adherence to the code of ethics; and

•       anonymous reporting of violations of the code via reporting mechanisms approved by our Audit Committee.

A current copy of our code of ethics is available at http://www.exactsciences.com. A copy may also be obtained, free of charge, from us upon a request directed to EXACT Sciences Corporation, 100 Campus Drive, Marlborough, Massachusetts 01752, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the code of ethics by posting such information on our website available at http://www.exactsciences.com and/or in our public filings with the SEC.

Director Evaluations

The Board of Directors performs periodic self-evaluations of its composition and performance, including evaluations of its standing committees and its individual directors. In addition, our Board of Directors retains the authority to engage its own advisors and consultants.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.exactsciences.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. Pursuant to the sixth amended and restated certificate of incorporation and our amended and restated by-laws, our Board of Directors has the authority to increase the number of directors and fill any vacancies on the Board of Directors and to decrease the number of directors to eliminate any vacancies on the Board of Directors. The number of directors currently fixed by our Board of Directors is six.

Our Board of Directors met three times in person and nine times by telephone during the fiscal year ended December 31, 2006. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which he or she then served during fiscal 2006. The Board of Directors has standing Compensation, Audit, and Corporate Governance and Nominating Committees. The Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at http://www.exactsciences.com. Each committee reviews the appropriateness of its charter at least annually.

Committees

Compensation Committee.   Our Compensation Committee presently consists of Messrs. Willsey, Kania and Zenner, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act, and an outside director pursuant to Rule 162(m) of the Internal Revenue Code. The Board of Directors has determined that each member of the Compensation Committee is also an independent director within the meaning of NASDAQ’s director independence standards. Mr. Zenner serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for (i) discharging the Board of Directors’ responsibilities relating to the compensation of our employees and non-employee directors, (ii) administering our equity-based compensation and incentive plans and recommending to the Board of Directors for approval any new equity-based plans or any material modifications of our current equity-based plans that require shareholder approval, and (iii) producing an annual report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders. The Compensation Committee met three times in person, three times by telephone, and took action by written consent four times during fiscal 2006. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at http://www.exactsciences.com.

Audit Committee.   Our Audit Committee consists of Ms. Crawford and Messrs. Kania and Willsey. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Ms. Crawford as Chairperson of the Audit Committee and has determined that she qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for (i) reviewing the financial reports provided by us to the SEC, our stockholders or to the general public, (ii) reviewing our internal financial and accounting controls, (iii) overseeing the engagement of and work performed by any independent public accountants, and (iv) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations. The Audit Committee recommends, establishes and monitors procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee engages advisors as necessary, and determines the funding from us that is necessary or appropriate to carry out the Audit Committee’s duties. The Audit Committee met three times in person and two times by telephone during fiscal 2006. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at http://www.exactsciences.com.

Corporate Governance and Nominating Committee.   Our Corporate Governance and Nominating Committee consists of Ms. Crawford and Messrs. Willsey and Mack. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC. Mr. Mack serves as Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for (i) assisting the Board of Directors in fulfilling its responsibilities by developing and recommending principles of corporate governance of the Company to ensure the Board of Directors’ compliance with its fiduciary responsibilities to us and our stockholders, (ii) assessing the size and composition of the Board of Directors, (iii) evaluating candidates to serve as our directors, and (iv) approving director nominee candidates for election or re-election by our stockholders or, in the event of a vacancy on the Board of Directors, by the Board of Directors. The Corporate Governance and Nominating Committee met two times in person and one time by telephone during fiscal 2006. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at http://www.exactsciences.com.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for fiscal 2006 were Lance Willsey, Edwin M. Kania and Patrick J. Zenner. No member of the Compensation Committee was at any time during the past year an officer or employee of the Company (or any of its subsidiaries), or was formerly an officer of the Company (or any of its subsidiaries). During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that EXACT specifically incorporates it by reference into such filing.

The Audit Committee is comprised of Sally W. Crawford, Edwin M. Kania, Jr. and Lance Willsey. None of the members of the Audit Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market, Inc. and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at http://www.exactsciences.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited balance sheets at December 31, 2006 and 2005 and the related statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2006, and has discussed them with both management and Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with Ernst & Young their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst & Young with that firm’s independence. In addition, the Audit Committee discussed the rules of the SEC that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

The Audit Committee reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Audit Committee also reviewed the Company’s quarterly financial statements during 2006, and discussed them with both the management of the Company and the Company’s independent registered public accounting firm prior to including such interim financial statements in the Company’s quarterly reports on Form 10-Q.

In connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and quarterly reports on Form 10-Q, the Audit Committee discussed the results of the Company’s certification process with the responsible executive officers relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has also evaluated the performance of Ernst & Young, including, among other things, the amount of fees paid to Ernst & Young for audit and non-audit services in 2006. Information about Ernst & Young’s fees for 2006 is discussed below in this proxy statement under “Independent Registered Public Accounting Firm”. Based on its evaluation, the Audit Committee has recommended that the Company retain Ernst & Young to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:
Sally W. Crawford, Chairperson
Edwin M. Kania, Jr.
Lance Willsey

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that EXACT specifically incorporates it by reference into such filing.

The Compensation Committee of the Board of Directors, which is comprised solely of independent directors within the meaning of applicable rules of The NASDAQ Stock Market, Inc., outside directors within the meaning of Section 162 of the Internal Revenue Code and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, is responsible for developing executive compensation policies and advising the Board of Directors with respect to such policies and administering the Company’s cash incentive, stock option and employee stock purchase plans. The Compensation Committee sets performance goals and objectives for the President and Chief Executive Officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the President and Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee and recommended to the full board for ratification. Edwin M. Kania Jr., Lance Willsey and Patrick J. Zenner are the current members of the Compensation Committee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2006 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2006 for filing with the SEC.

THE COMPENSATION COMMITTEE:
Edwin M. Kania, Jr.
Lance Willsey
Patrick J. Zenner, Chairman

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

Overview

Our compensation philosophy is based on a desire to balance retention of executive talent with pay for performance-based incentive compensation, which is designed to reward our named executive officers for continued service and our sustained financial and operating performance. We believe that the compensation of our named executive officers should align our executives’ interests with those of our stockholders and focus executive behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies. It is the responsibility of the Compensation Committee of our Board of Directors to administer our compensation practices to ensure that they are competitive and include incentives that are designed to appropriately drive EXACT’s performance. Our Compensation Committee reviews and approves all of our executive compensation policies, including executive officer salaries, bonuses and equity awards.

Objectives of Our Executive Compensation Programs

Our compensation programs for our executive officers are designed to achieve the following objectives:

•       Focus executive behavior on achievement of our annual and long-term objectives and strategy;

•       Provide a competitive compensation package that enables us to attract and retain, on a long-term basis, talented executives while maintaining prudent financial management;

•       Provide a total compensation structure that is generally normative with similarly sized companies in the biotechnology industry and which consists of a mix of base salary, cash incentives and equity; and

•       Align the interests of management and stockholders by providing management with longer-term incentives through equity ownership.

Our executive compensation program consists of three primary elements: salary, long-term equity interest, primarily in the form of stock options, and a cash incentive program based on both corporate and individual performance. All of our executive officers also are eligible for certain benefits offered to employees generally, including life, health, disability and dental insurance, as well as participation in our 401(k) plan and 2000 Employee Stock Purchase Plan. We do not believe it is necessary for the attraction or retention of management talent to provide executive officers with compensation in the form of perquisites. We also enter into change in control agreements with our executive officers that provide for certain severance benefits upon termination of employment following a change in control of the Company. In addition, the Compensation Committee considers and approves, from time to time, other compensatory arrangements with officers, including those discussed elsewhere in this Proxy Statement.

It is the responsibility of the Compensation Committee to administer our compensation practices, to ensure that they are competitive, financially prudent and that they include incentives that are designed to appropriately drive performance. To achieve this, the Compensation Committee reviews commercially available, industry specific survey data for companies of generally similar employee size and complexity in the biotechnology and biopharmaceutical industries as a general guide for establishing its pay and equity practices and structures. We believe that the use of benchmarking is an important factor in remaining competitive with our peers and furthering our objective of attracting and retaining highly qualified personnel. The Compensation Committee, along with the Board of Directors, also reviews corporate and individual objectives for each of its executives quarterly, to confirm that appropriate goals have been established and to track performance against them. At the completion of each fiscal year, the Compensation Committee uses this information, along with the recommendations of the President and Chief Executive Officer (except for his own compensation), to determine compensation for executive officers. In making these recommendations, the Compensation Committee takes into account both our overall performance and the individual performance of officers, consulting with the President and Chief Executive Officer and the Board of Directors on these evaluations as appropriate.

In connection with compensation decisions for 2006, our Senior Vice President of Corporate Development provided the Compensation Committee with market compensation data from biotechnology companies with a similar employee headcount as ours, as reported by Aon Radford Surveys + Consulting in its Biotechnology Executive Compensation Report, dated September 2005. The report included data aggregated from approximately 197 companies in the biotechnology and biopharmaceutical industries. The Compensation Committee also gathered input from the Chief Executive Officer on the individual performance level of each executive. The Compensation Committee also takes into account the compensation data provided to it regarding the executive’s historical compensation, including historical equity incentive award data for each executive, in determining long-term compensation awards to executives.

Our Executive Compensation Programs

Our executive compensation primarily consists of salary, long-term equity interest, primarily in the form of stock options, and a cash incentive program based on both corporate and individual performance.

As part of our regular review to ensure competitive pay levels for our executives we pay close attention to:

•       the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

•       the roles and responsibilities of our named executive officers;

•       the individual experience and skills of, and expected contributions from, our named executive officers;

•       the amount of compensation being paid to our other executives; and

•       the amount of historical compensation paid to our named executive officers.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our named executive officers in 2006 under each of these elements. In the descriptions below, we have identified particular compensation objectives that we have designed elements of our executive compensation to serve; however, we have designed our compensation programs to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

Annual Cash Compensation

Base Salary

The Compensation Committee believes that our executive officers, including the President and Chief Executive Officer, are paid salaries in line with their qualifications, experience and responsibilities. Salaries are structured so that they are at least comparable with salaries paid by the peer companies reviewed by the Compensation Committee in the biotechnology and biopharmaceutical industry. Salaries are reviewed generally on an annual basis to ensure we remain competitive with our peers and further our objective of attracting and retaining highly qualified personnel.

Fiscal 2006 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary levels for each of our executive officers, other than the President and Chief Executive Officer, were also based upon evaluations and recommendations made by the President and Chief Executive Officer. These recommendations include an assessment of the individual’s responsibilities, experience, individual performance and contribution to our performance, and also generally take into account the competitive environment for attracting and retaining executives consistent with our business needs. In light of the considerations discussed above, and within the context of the overall objectives of our compensation programs, we increased cash compensation levels for two of our three named executive officers in 2006 from 2005 levels. For fiscal year 2006, the Compensation Committee increased the base salary of Mr. Luber, our Senior Vice President, Chief Financial Officer, Treasurer, General Counsel and Secretary during 2006, from $210,000 to $245,000, and the base salary of Mr. Carelli, our Vice President Finance during 2006, from $150,000 to $180,000. Both of these increases were the result of promotions and an expansion of responsibilities. The base salary for fiscal year 2006 of Mr. Hardison, our President and Chief Executive Officer, remained the same as for fiscal year 2005.

Incentive Bonuses

The Compensation Committee believes that some portion of overall cash compensation for executive officers should be “at risk,” i.e., contingent upon successful implementation of our strategy. The granting of a cash bonus is totally discretionary and is based on an evaluation of achievement against predetermined corporate and individual performance objectives, generally on a fiscal-year basis, in accordance with the Company’s Executive Incentive Plan that is approved by the Compensation Committee. Among the performance objectives considered by the Compensation Committee in awarding incentive compensation to executive officers for fiscal 2006, were performance against individual objectives, as well as the achievement by us of certain key corporate operational goals.

Under our Executive Incentive Plan, payouts for achievement of individual objectives are generally made in cash whereas the Compensation Committee retains discretion to award payouts for achievement of corporate objectives in cash or common stock. The amount of stock granted is based on a cash value calculated as a multiple of an executive’s individual cash payout, with the multiplier determined based upon the achievement of the corporate objectives described above. The plan also provides that unless a minimum number of corporate objectives are achieved, no stock or individual cash payments are made.

For 2006, the target payout amounts for our President and Chief Executive Officer were between $150,000 and $165,000 with a maximum potential payout of $245,000 if we achieved all of our corporate objectives and individual performance was rated as outstanding. For other executive officers, the target payout amounts were between $60,000 and $75,000 with a maximum potential payout of $122,500 if we achieved all of our corporate objectives and individual performance was rated as outstanding.

For 2006, at least four of a total of six corporate objectives were required to be achieved before any incentive bonus would be paid. These corporate objectives related to:

•       Achieving a specified PreGen-PlusTM test accession target;

•       Inclusion of stool-based DNA testing into colorectal cancer screening guidelines;

•       Compliance with regulatory requirements such that stool-based DNA testing remained commercially available;

•       The introduction of an improved version of the PreGen-Plus assay;

•       Not exceeding a specified cash spending target; and

•       Achieving certain corporate development activities related to corporate profitability.

No payments were made under our Executive Incentive Plan for fiscal 2006 as we did not achieve the minimum number of corporate goals established for fiscal 2006.

Long-Term Incentives

Executive officers (and other employees) are eligible to receive restricted stock, stock option grants and other stock awards that are intended to promote success by aligning employee financial interests with long-term shareholder value. These stock-based incentives, which in recent years have consisted solely of stock option grants, are based on various factors primarily relating to the responsibilities of the individual officer or employee, their past performance, anticipated future contributions and prior option grants. In general, the Compensation Committee bases its decisions to grant stock-based incentives on recommendations of management and the Compensation Committee’s analysis of third-party compensation information, with the intention of keeping the executives’ overall compensation, including the equity component of that compensation, at a competitive level with the comparator companies reviewed by the Compensation Committee in the biotechnology and biopharmaceutical industries. The Compensation Committee also considers the number of shares of common stock outstanding, the number of shares of common stock authorized for issuance under its equity compensation plans, the number of options and shares held by the executive officer for whom an award is being considered and the other elements of the officer’s compensation, as well as our compensation objectives and policies described above. As with the determination of base salaries and short term incentive payments, the Compensation Committee exercises subjective judgment and discretion in view of the above criteria.

During fiscal year 2006, the Compensation Committee made stock option grants to each of the executive officers generally targeted at the market median of the comparator companies reviewed by the Compensation Committee in the biotechnology and biopharmaceutical industries, with adjustments to reflect roles within the Company, individual performance and the overall incentive opportunity provided each officer. In addition, in 2006 Mr. Hardison and Mr. Luber were granted 15,000 and 20,000 stock options, respectively, to compensate for previous option grants that were significantly above the current market price of our stock and as such, not consistent with our long-term incentive compensation goals. The stock options granted to executive officers under our 2000 Stock Option and Incentive Plan have an exercise price equal to the fair market value of the common stock at the time of grant. Stock options granted in 2006 vest in equal monthly installments over a three year period beginning one month following the grant date, with potential vesting acceleration upon achievement of certain corporate goals and objectives. We believe that time-based vesting of stock options enables us to retain our leadership team in an extremely competitive environment. We have granted stock options as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, subject to the volume limitations contained in the Internal Revenue Code, as well as non-qualified stock options.

The Compensation Committee believes that these equity incentives provide the executive officers with the opportunity to acquire long-term stock ownership positions, and help to align the executives’ interests with stockholders’ interests. The Compensation Committee believes that this directly motivates executive officers to maximize long-term stockholder value.

Equity Grant Practices

We generally provide executive officers with equity in one of three ways: new hire stock option grants, annual stock options grants or special grants.

The number of stock options granted to our executive officers as a part of our annual employee stock option grant is determined at either the last Compensation Committee meeting of the fiscal year preceding the year in which the grant will be made or the first Compensation Committee meeting of the grant year. The number of stock options granted is based on a Compensation Committee-approved grant matrix relating to the position level of the executive and the level of individual performance as determined by the Chief Executive Officer in consultation with the Compensation Committee. Award recommendations outside of the matrix may be also proposed, subject to Compensation Committee approval. The grant date for the annual option grant is predetermined and approved by the Compensation Committee as the third Thursday in February each year and the strike price is the closing price of our common stock on that date.

New hire stock option grants are provided on the date an executive officer commences employment with us. The amounts of such awards are recommended by the Chief Executive Officer and are subject to the advance approval of the Compensation Committee. New hire options are priced using the closing price of our common stock on the first day of employment of the executive officer.

Special stock option grants can be recommended by the Chief Executive Officer and approved by the Compensation Committee at any meeting or by written consent. In the event that a special stock option grant is awarded by written consent, it is priced based on the closing price of our common stock on the date that we receive the last Compensation Committee member signature. All options awarded at a

Compensation Committee meeting are priced either on the date of the meeting or at such other subsequent date as may be authorized by the Compensation Committee.

Other Compensation

We also permit executive officers and other employees to purchase common stock at a discount through our 2000 Employee Stock Purchase Plan. Employees, including executive officers, may also participate in our 401(k) Plan. In 2006, the Compensation Committee approved an amended EXACT Sciences 401(k) Plan that provides for the investment of a portion of plan assets in shares of our common stock. The Compensation Committee also approved a discretionary matching Company contribution to the plan for 2006. The 2006 contribution will be made using Company stock in an amount equal to fifty-percent (50%) of an employee’s total salary deferrals into the plan, consistent with provisions of the plan documents and IRS guidelines. This matching contribution will result in stock contributions valued at $10,000 to Mr. Hardison and stock contributions valued at $7,500 to each of Messrs. Luber and Carelli. The Compensation Committee reviewed these additional benefits, together with the primary compensation elements of salary, long-term incentives and cash incentives, in determining the total compensation for our executive officers. The Compensation Committee believes that these elements of compensation were reasonable in the aggregate. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers. The Compensation Committee in its discretion may revise, amend or add to the executive officers’ benefits if it deems it advisable.

Employment/Retention Agreements

Messrs. Hardison, Luber and Carelli are parties to agreements which provide for certain severance benefits that may be triggered as a result of the termination of their respective employment under certain circumstances. In the event that we terminate his employment other than for cause, each executive will receive severance payments equal to 100% of such person’s annual base salary. Mr. Hardison’s employment agreement provides him with retention bonuses payable on January 1, 2007 and January 1, 2008, assuming he is employed by us on those dates, and also provides for acceleration of these retention bonuses upon the occurrence of specified events relating to termination of his employment or a change in control. The retention agreements for Messrs. Luber and Carelli provide each executive officer with retention bonuses that will become payable upon the earlier of December 31, 2007, assuming he is employed on that date, or termination of such executive officer’s employment other than for cause. The retention bonuses provided by the employment and retention agreements are intended to ensure that the executive officer focuses his attention on our management, including a willingness to undertake a reasonable degree of business risk in an effort to create shareholder value. We believe these retention bonuses would help our named executive officers remain focused on our corporate goals and objectives in the event of a change in control transaction. In addition to the severance and bonus provisions, Mr. Hardison’s employment agreement provides that upon termination of his employment without cause, he will receive certain continued health benefits. See “Potential Benefits Upon Termination or Change in Control” below for a description of benefits to which Messrs. Hardison, Luber and Carelli would be entitled in certain circumstances.

Compliance with Internal Revenue Code Section 162(m)

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m) of the Internal Revenue Code, and it is our present intention that, with the exception of stock awards made to such executives pursuant to the 2000 Stock Option and Incentive Plan after the date of our 2004 annual meeting of stockholders, and for so long as it is consistent with the Compensation Committee’s overall compensation objective, tax deductions attributable to executive compensation will generally not be subject to the deduction limitations of Section 162(m). We recognize that tax deductions attributable to executive compensation under the 2000 Stock Option and Incentive Plan may after the date of the 2004 annual meeting of stockholders be subject to the deduction limitations of Section 162(m).

Summary Compensation Table for 2006

The following table represents summary information regarding the compensation of each of Don M. Hardison, our President and Chief Executive Officer, Jeffrey R. Luber, our Senior Vice President, Chief Financial Officer, General Counsel, Treasurer and Secretary, and our two other most highly compensated executive officers for the year ended December 31, 2006. We have entered into employment agreements with each of Mr. Hardison, Mr. Luber and Mr. Carelli and the material terms of those agreements are described below.

Summary Compensation Table

(a)	(b)	(c)	(f)	(i)		(j)
			Option	All Other
Name and Principal Position	Year	Salary	Awards(1)	Compensation		Total
Don M. Hardison	2006	$355,000	$360,772	$22,286	(2)	$738,058
President, Chief Executive Officer and Director
Jeffrey R. Luber	2006	235,061	282,017	20,198	(3)	537,276
Senior Vice President, Chief Financial Officer, General Counsel, Treasurer and Secretary
Harry W. Wilcox, III (4)	2006	148,761	105,205	11,600	(5)	265,566
Senior Vice President, Chief Financial Officer, and Treasurer
Charles R. Carelli, Jr.	2006	172,923	55,070	19,311	(6)	247,304
Vice President Finance

(1)          Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with SFAS No. 123(R) and, accordingly, includes amounts from options granted prior to 2006. See the information appearing in footnote 8 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2006 for certain assumptions made in the valuation of options granted in the years ended December 31, 2006, 2005 and 2004.

(2)          Amount represents $10,000 related to the value of our 2006 401(k) plan company match to be contributed in shares of Exact Sciences Corporation common stock and $12,286 related to health, dental, life and long term disability insurance premiums paid by Exact Sciences on behalf of Mr. Hardison.

(3)          Amount represents $7,500 related to the value of our 2006 401(k) plan company match to be contributed in shares of Exact Sciences Corporation common stock and $12,698 related to health, dental, life and long term disability insurance premiums paid by Exact Sciences on behalf of Mr. Luber.

(4)          Harry W. Wilcox, III resigned as our Senior Vice President, Chief Financial Officer and Treasurer, effective as of April 28, 2006, and ceased to be an executive officer of the Company as of such date. Mr. Wilcox continued his employment with us in the part-time role of Senior Vice President of Corporate Development until October 20, 2006, at which time he became a consultant to us. Salary amounts earned in 2006 by Mr. Wilcox while serving in the role of Senior Vice President, Chief Financial Officer and Treasurer were $89,167. Salary amounts earned in 2006 by Mr. Wilcox while serving in the role of Senior Vice President of Corporate Development were $59,594.

(5)          Amount represents payment of health, dental, life and long term disability insurance premiums paid by Exact Sciences on behalf of Mr. Wilcox.

(6)          Amount represents $7,500 related to the value of our 2006 401(k) plan company match to be contributed in shares of Exact Sciences Corporation common stock and $11,811 related to health, dental, life and long term disability insurance premiums paid by Exact Sciences on behalf of Mr. Carelli.

Grants of Plan-Based Awards in 2006

The following table presents each stock option grant in 2006 to the individuals named in the summary compensation table.

Grants of Plan-Based Awards

(a)	(b)	(j)	(k)	(l)
		Number	Exercise	Grant Date
		of Securities	Price of	Fair Value
	Grant	Underlying	Option	of Option
Name	Date	Options	Awards	Awards
Don M. Hardison	2/16/2006	165,000	$2.61	$284,724
Jeffrey R. Luber	2/16/2006	55,000	$2.61	$94,908
	4/11/2006	30,000	$3.07	$61,218
Harry W. Wilcox, III	2/16/2006	40,000	$2.61	$69,024
Charles R. Carelli, Jr.	2/16/2006	25,000	$2.61	$43,140
	4/11/2006	25,000	$3.07	$51,015

Each of the options in the foregoing table was granted under our 2000 Stock Option and Incentive Plan and expires on the tenth anniversary of the grant date. Each option becomes exercisable in equal monthly installments over a three year period beginning one month following the grant date. In accordance with the process for determination of fair market value under the plan, the exercise price for each option is equal to the closing price of our common stock, as quoted on the NASDAQ Global Market, on the date of grant.

Outstanding Equity Awards at December 31, 2006

The following table presents information about unexercised options that were held by each of the individuals listed in the summary compensation table as of December 31, 2006.

(a)	(b)		(c)		(e)	(f)
	Number of Securities				Option	Option
	Underlying Unexercised Options				Exercise	Expiration
Name	Exercisable		Unexercisable		Price	Date
Don M. Hardison	305,560		—		$2.05	5/1/2010
	10,000		—		$14.00	1/31/2011
	5,000		—		$10.74	6/6/2011
	135,000		—		$7.93	2/11/2012
	95,833		4,167	(1)	$6.78	2/12/2013
	90,000		—		$7.72	2/11/2014
	41,249		48,751	(2)	$4.22	2/17/2015
	45,833		119,167	(3)	$2.61	2/16/2016
	728,475		172,085
Jeffrey R. Luber	50,000		—		$14.33	11/18/2012
	80,000		—		$7.72	2/11/2014
	40,000		20,000	(4)	$3.61	12/23/2014
	9,166		10,834	(2)	$4.22	2/17/2015
	15,277		39,723	(3)	$2.61	2/16/2016
	6,666		23,334	(5)	$3.07	4/11/2016
	201,109		93,891
Harry W. Wilcox, III	74,999	(6)	—		$3.89	12/31/2007
	8,888	(6)	—		$2.61	12/31/2007
	83,887		—
Charles R. Carelli, Jr.	10,416		9,584	(7)	$3.28	11/9/2014
	10,624		19,376	(8)	$2.65	7/29/2015
	6,944		18,056	(3)	$2.61	2/16/2016
	5,555		19,445	(5)	$3.07	4/11/2016
	33,539		66,461

(1)          Option was granted on February 12, 2003 and becomes exercisable with respect to 25% of the shares underlying the option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter.

(2)          Option was granted on February 17, 2005 and becomes exercisable with respect to 25% of the shares underlying the option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter.

(3)          Option was granted on February 16, 2006 and becomes exercisable in equal monthly installments over a three year period beginning one month following the grant date.

(4)          Option was granted on December 23, 2004 and becomes exercisable in equal monthly installments over a three year period beginning one month following the grant date.

(5)          Option was granted on April 11, 2006 and becomes exercisable in equal monthly installments over a three year period beginning one month following the grant date.

(6)          In connection with the October 2006 Restructuring described in footnote 4 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2006, the board of directors approved an extension of the exercise period of 83,887 vested stock options held by Mr. Wilcox through December 31, 2007. The stock options that were modified represented only those options which were vested as of Mr. Wilcox’s termination date (October 20, 2006). The board did not continue to vest stock options in connection with this modification beyond Mr. Wilcox’s termination date and did not accelerate vesting of any options prior to his termination date.

(7)          Option was granted on November 9, 2004 and becomes exercisable with respect to 25% of the shares underlying the option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter.

(8)          Option was granted on July 29, 2005 and becomes exercisable with respect to 25% of the shares underlying the option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter.

Option Exercises in 2006

None of the individuals listed in the summary compensation table exercised any stock options in 2006.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Benefits Upon Termination or Change in Control

Severance and Change in Control Arrangements in General

Messrs. Luber and Carelli each have signed a retention agreement which provides that, in the event that we terminate his employment other than for cause, we will make severance payments equal to 100%

of such person’s annual base salary. The retention agreements also provide each executive officer with retention bonuses that would become accelerated and payable upon termination of such executive officer’s employment other than for cause. Under the retention agreements, Mr. Luber and Mr. Carelli will be entitled to a retention bonus in the amount of $122,500 and $90,000, respectively, to be paid at the earlier of December 31, 2007, provided each continues to be employed by us as of such date, or their earlier termination by us without cause. Additionally, the retention agreements provide that upon the occurrence of certain triggering events, such as change of control or termination without cause, Mr. Luber and Mr. Carelli will also be entitled to receive severance payments for the earlier of 12 months or their subsequent employment by a third-party, at a rate equal to their respective base salaries at the time of termination of employment.

Mr. Hardison has signed an employment agreement under which he will be paid an annual salary of $355,000 and will be eligible to earn an annual performance bonus on the basis of the achievement of certain Company and personal objectives. Additionally, Mr. Hardison will be eligible to earn an annual retention bonus, payable on January 1, 2007 and January 1, 2008, in the amount of $200,000 each year, provided Mr. Hardison continues to be employed by us. Mr. Hardison’s employment agreement provides that upon the occurrence of certain triggering events, Mr. Hardison will be entitled to receive any unpaid retention bonus, and severance payments for a period of 12 months at a rate equal to his base salary at the time of termination of employment. In addition, Mr. Hardison’s agreement provides that upon such termination, he will receive certain continued health benefits. This agreement provides a term of 24 months, subject to automatic 12-month renewals unless either Mr. Hardison or we provide 60 days prior written notice to the other of such party’s election not to extend the term of the employment agreement.

Our 2000 Stock Option and Incentive Plan provides that all outstanding options granted will have their vesting accelerated by one year following a change in control. In addition, the 2000 Stock Option and Incentive Plan provides that if we experience a change in control and the employment of a plan participant is terminated without cause, or if such participant terminates his or her employment for certain reasons, generally referred to as “good reason”, including a substantial reduction in compensation or geographic movement during the one-year period following the change in control, then all unvested stock options held by such participant become fully-vested and immediately exercisable.

For 2006, equity awards for executive officers were made in the form of incentive and non-qualified stock option grants with equal monthly vesting over a three year period beginning one month following the grant date.

Cash Payments and Stock Option Vesting Acceleration Following Certain Termination Events

As described above, the employment or retention agreements with our executive officers entitle them to certain payments or benefits in connection with the termination of their employment, including in connection with a change in control. In addition, certain terms of our 2000 Stock Option and Incentive Plan provide that the stock options held by each of our executive officers may be subject to accelerated vesting upon certain events, including a change in control or termination without cause or resignation for good reason.

Termination Arrangements for our President and Chief Executive Officer

The following table outlines certain cash payments and benefits that Don M. Hardison, our President and Chief Executive Officer, would be entitled to receive under the triggering events described below, assuming that his employment terminated on December 31, 2006 and subject to any deferrals required under Section 409A of the Internal Revenue Code of 1986, as amended. The following table also provides the intrinsic value (that is, the value based upon our stock price on December 31, 2006, minus the exercise price) of stock options that would become exercisable or vested as a result of these acceleration events as of December 31, 2006 in connection with a change in control.

				Accelerated
				Portion of
				Stock Options
	Aggregate	Acceleration of		(Only in Connection
	Salary	Retention	COBRA	with a Change
Trigger	Continuation	Bonus	Benefits	in Control)
Termination for Cause	$—	$—	$—	$—
Termination due to Disability	355,000	400,000	12,300	—
Termination without Cause not in Connection with a Change in Control	355,000	400,000	12,300	—
Termination without Cause in Connection with a Change in Control	355,000	400,000	12,300	26,217 (1)

(1)          Based on the closing price of our common stock on the Nasdaq Global Market on December 29, 2006 of $2.83 per share, less the exercise price payable with respect to the stock options for which vesting would have been accelerated. This number reflects the value of the acceleration of all of the executive’s unexercisable stock options. Stock options that would have become vested within the next 12 months following a change in control become exercisable upon the occurrence of a change in control. If the executive’s employment is terminated without cause or for “good reason” within the one-year period following a change in control, all outstanding options held by such executive become exercisable.

Termination Arrangements for Our Other Executive Officers

Assuming the employment of Jeffrey R. Luber, our Senior Vice President, Chief Financial Officer, General Counsel, Treasurer and Secretary, and Charles R. Carelli, Jr., our Vice President Finance, was terminated involuntarily or such officers resigned with good reason during the one-year period following a change in control or were otherwise terminated without cause (whether or not in connection with a change in control) on December 31, 2006, Messrs. Luber and Carelli  would be entitled to cash payments in the amounts set forth opposite their names in the below tables, subject to any deferrals required under Section 409A of the Internal Revenue Code of 1986, as amended. The following table also provides the intrinsic value (that is, the value based upon our stock price on December 31, 2006, minus the exercise price) of stock options that would become exercisable or vested as a result of these acceleration events as of December 31, 2006 in connection with a change in control.

			Accelerated
			Portion of
			Stock Options
	Aggregate	Acceleration of	(Only in Connection
	Salary	Retention	with a Change
Name	Continuation(1)	Bonus(2)	in Control)(3),(4)
Jeffrey R. Luber	$245,000	$122,500	$8,739
Charles R. Carelli, Jr.	180,000	90,000	7,460

(1)          Reflects aggregate salary continuation payments due as a result of termination without cause or terminations occurring after a change in control of our company.

(2)          Reflects one time retention bonus payments that would be accelerated in the event of termination without cause or a change in control of our company as of December 31, 2006.

(3)          Based on the closing price of our common stock on the Nasdaq Global Market on December 29, 2006 of $2.83 per share, less the exercise price payable with respect to the stock options for which vesting would have been accelerated.

(4)          This number reflects the value of the acceleration of all of the executive’s unexercisable stock options. Stock options that would have become vested within the next 12 months following a change in control become exercisable upon the occurrence of a change in control. If the executive’s employment is terminated without cause or for “good reason” within the one-year period following a change in control, all outstanding options held by such executive become exercisable.

Director Compensation

Compensation Policy for Non-Employee Directors in 2006

We maintain a compensation package for our non-employee directors, or Director Compensation Policy, to enable us to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of us or our subsidiaries. Pursuant to the Director Compensation Policy, all non-employee directors received compensation for board service as indicated in the table below. Board members, at their discretion, may choose to receive payment of their annual retainer in either cash or such number of shares of our common stock that are of equal value to the annual retainer amount on the date of grant.

	Annual Retainer(1)	In-Person Meeting(2)	Telephonic Meeting
Board of Directors
Chairperson of the Board	$20,000	$3,000	$500
Directors	$10,000	$1,500	$500
Board Committees
Committee Chairperson		$3,000	$500
Committee Members		$1,500	$500

(1)          The Company pays annual retainers in a lump sum in either cash or in stock.

(2)          Non-employee directors receive compensation for each chairmanship and committee membership that they hold. For example, a director who is a committee chairperson as well as a member of another board committee will receive $1,500 for each board meeting attended, $3,000 for each committee meeting attended at which he/she serves as committee chair, and $1,500 for each committee meeting attended for each additional committee on which he/she serves as a member. Additionally, non-employee directors who participate telephonically at an in-person meeting shall receive 50% of the per-meeting fee.

Any newly elected non-employee director (i.e., each director joining the Board of Directors for the first time) will be granted an option to purchase 10,000 shares of common stock (adjusted for stock splits) pursuant to our 2000 Stock Option and Incentive Plan, or 2000 Plan, on the date they are elected to the Board of Directors, or the Election Option Grant. Election Option Grants shall vest one-third on the first year anniversary of the date of grant, and then ratably thereafter on a monthly basis over a period of twenty-four months.

In addition to the Election Option Grants, each non-employee director (including any newly-elected non-employee director who has received an Election Option Grant) is granted an option to purchase 15,000 shares of common stock (adjusted for stock splits), pursuant to the 2000 Plan, on the date of the first meeting of the Board of Directors following each annual meeting of stockholders, or the Annual Option Grant. The first Annual Option Grant received by a non-employee director during his/her tenure on the Board of Directors vests 100% on the date of the annual meeting of stockholders next following the date of grant. All subsequent Annual Option Grants received by a non-employee director during his/her service on the Board of Directors with us vest ratably over a period of twelve months from the date of each such grant. In the event that a non-employee director is elected to the Board of the Directors other than in connection with an annual meeting of stockholders, the number of options granted to such director under the first Annual Option Grant received by such non-employee director shall be reduced by 1,250 shares for each month since our last annual meeting of stockholders to the date of such non-employee director’s election to the Board of Directors.

Pursuant to the Director Compensation Policy, in 2006, each of Ms. Crawford, Messrs. Kania, Mack, Willsey and Zenner received Annual Option Grants to purchase 15,000 shares of common stock under the 2000 Plan. In addition, each of Ms. Crawford, Messrs. Kania, Mack and Willsey elected to receive their annual retainer in shares of common stock.

All of the foregoing options are granted at fair market value on the date of grant and, except as otherwise provided under the 2000 Plan, all vesting thereunder immediately ceases upon cessation of service as a director for any reason. In addition, the form of option agreement gives directors up to one year following cessation of service as a director to exercise all options that are vested as of the date of such cessation.

The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board of Directors.

The following table provides compensation information for the one year period ended December 31, 2006 for each non-employee member of our Board of Directors. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board.

Director Compensation in 2006

(a)	(b)	(c)	(d)	(h)
	Fees Earned
	or Paid	Stock	Option
Name	in Cash	Awards(1)	Awards(2),(3),(4)	Total
Sally W. Crawford	$27,000	$20,000	$25,030	$72,030
Edwin M. Kania	19,500	10,000	25,030	54,530
Connie Mack, III	15,000	10,000	25,030	50,030
Lance Willsey, MD	22,500	10,000	25,030	57,530
Patrick J. Zenner	29,000	—	31,087	60,087

(1)          Represents the aggregate grant date fair value of the common stock award computed in accordance with FAS No. 123(R). Stock awards were granted to each director as payment of an annual retainer to serve on our board.

(2)          Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with SFAS No. 123(R) and, accordingly, includes amounts from options granted prior to 2006. See the information appearing in footnote 8 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2006 for certain assumptions made in the valuation of options granted in the years ended December 31, 2006, 2005 and 2004.

(3)          The non-employee members of our board of directors who held such position on December 31, 2006 held the following aggregate number of unexercised options as of such date:

Number of
Securities Underlying
Unexercised
Name	Options
Sally W. Crawford	80,000
Edwin M. Kania	80,000
Connie Mack, III	75,000
Lance Willsey, MD	80,000
Patrick J. Zenner	70,000

(4)          The following table presents the fair value of each grant of stock options in 2006 to non-employee members of our board of directors, computed in accordance with FAS 123(R):

(a)	(b)	(j)	(k)	(l)
		Number	Exercise
		of Securities	Price of	Grant Date
	Grant	Underlying	Option	Fair Value
Name	Date	Options	Awards	of Options
Sally W. Crawford	7/21/2006	15,000	$2.09	$20,880
Edwin M. Kania	7/21/2006	15,000	$2.09	$20,880
Connie Mack, III	7/21/2006	15,000	$2.09	$20,880
Lance Willsey, MD	7/21/2006	15,000	$2.09	$20,880
Patrick J. Zenner	7/21/2006	15,000	$2.09	$20,880

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation agreements and other arrangements which are described in “Compensation Discussion & Analysis” and the transactions described below, in 2006, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. In April 2007, our Board of Directors adopted a written related person transaction approval policy, which sets forth our polices and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy with regard to related person transactions is that all future related person transactions between us and any related person (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater then $120,000, be reviewed by our General Counsel and approved in advance by our Audit Committee.

Mr. Anthony P. Shuber’s employment as Executive Vice President and Chief Technology Officer terminated effective March 10, 2006. Following the termination of Mr. Shuber’s employment, we entered into a consulting agreement with Mr. Shuber on March 13, 2006, whereby, among other things, Mr. Shuber will serve as a member of our Scientific Advisory Board and agreed to provide us certain consulting services and a general release. Pursuant to the consulting agreement, we paid Mr. Shuber an aggregate of $178,365 in the year ended December 31, 2006, and the period under which Mr. Shuber may exercise certain vested stock options was extended until June 13, 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed or expected to be billed by Ernst & Young for 2006 and 2005 for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

	Year Ended December 31,
	2006	2005
Audit fees(1)	$256,700	$278,107
Tax fees(2)	—	3,825
Total fees	$256,700	$281,932

(1)          Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

(2)          Tax fees include fees for review and preparation of our federal and state income tax returns and the tax treatment of certain income and expenses.

The Audit Committee did not pre-approve any fees associated with financial systems consulting and, accordingly, no such fees were incurred by us.

Pre-approval Policies and Procedures

The Audit Committee has adopted a formal policy that requires that all services to be provided by Ernst & Young, including audit services and permitted non-audit services, must be pre-approved by the Audit Committee. The Audit Committee approved all audit and permitted non-audit services provided by Ernst & Young during fiscal year 2006 pursuant to this policy. As permitted by the SEC’s rules, the Audit Committee has authorized one of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting. Proposed services that have not been pre-approved pursuant to the Audit Committee’s Pre-Approval Policy must be specifically pre-approved by the Audit Committee before they may be provided by Ernst & Young. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee.

PROPOSAL II
RATIFICATION AND SELECTION OF AUDITORS

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young, independent auditors, to serve as auditors for the fiscal year ending December 31, 2007. It is expected that a member of the firm will be present at the annual meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of our independent auditors is not required under Delaware law or under our sixth amended and restated certificate of incorporation or our amended and restated by-laws. If you do not ratify the selection of Ernst & Young as the independent auditors for the fiscal year ending December 31, 2007, the Audit Committee of the Board of Directors will consider the results of this vote in selecting independent auditors for future fiscal years. The Board of Directors recommends a vote FOR the ratification of this selection.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of our annual report and proxy statement will be sent to stockholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please submit your request in writing to: EXACT Sciences Corporation, 100 Campus Drive, Marlborough, Massachusetts 01752, Attention: Secretary or by calling EXACT at (508) 683-1200. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of our stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices no later than January 24, 2008. Stockholders who wish to make a proposal at the next annual meeting of our stockholders—other than one that will be included in our proxy statement—must notify us between December 25, 2007 and January 24, 2008. In order to avoid controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested. In addition, such proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act. In addition, shareholders wishing to nominate a director should comply with the procedures set forth herein under “Policies Regarding Director Nominations—Procedures for Recommendation of Director Nominees by Stockholders” located on page 11.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities, collectively known as the Reporting Persons, to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all Reporting Persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2006.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail, our directors, officers and other employees may, without receiving additional compensation, solicit proxies personally or by telephone. Solicitation by our directors, officers and other employees may also be made of some of our stockholders in person or by mail, telephone or telegraph following the original solicitation. We may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the owners of our stock held in their names and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs incurred in connection with the distribution of such proxy materials. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than those items stated above. If any other business should come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

EXACT Sciences Corporation
Proxy for Annual Meeting of Stockholders
July 20, 2007

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Don M. Hardison and Jeffrey R. Luber together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of EXACT Sciences Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of EXACT Sciences Corporation to be held on Friday, July 20, 2007, at 10:00 a.m. local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 27, 2007, a copy of which has been received by the undersigned.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒               Please mark votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL IN ITEM 2.

1.                  To elect two members to the board of directors to serve for three-year terms as Class I Directors, each such director to serve for such term and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board recommends a vote FOR all nominees.

NOMINEES:   Don M. Hardison, Connie Mack, III

For All ☐	Withhold For All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

2.                  To ratify the selection of the firm of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2007. The Board recommends a vote FOR this proposal number 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.                  To transact such other business as may properly come before the annual meeting and any adjournment thereof.

☐                 MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

Signature of Stockholder

Date:	, 2007

Signature if held jointly

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

I/We will attend the annual meeting.   ☐   YES   ☐   NO